Exhibit 10.49
AMENDED AND RESTATED
PLUMAS BANCORP 2001 STOCK OPTION PLAN
     The Company hereby amends and restates the Plumas Bank 2001 Stock Option Plan, as set forth in this document (as amended and restated, the plan is renamed the Plumas Bancorp 2001 Stock Option Plan). The Plan permits the grant of nonstatutory options, incentive stock options and restricted stock awards (individually or collectively referred to as an “Equity Award”).
     The purpose of the Plan is to provide equity incentive compensation to members of the board of directors, executives and key employees of the Company and its affiliates. The Equity Awards to be granted under the Plan are intended to provide incentive for excellence in performance by Participants and to promote the profitability and growth of the Company. The Plan is further intended to attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success.
     Subject to approval by the Company’s shareholders, the terms of this Plan as amended and restated shall become effective as of May 1, 2006. Options granted before this date shall continue to be governed by the terms of the Plan as they existed before such date.
1. DEFINITIONS.
     (a) “Affiliate” shall mean any corporation, partnership or limited liability company which controls, is controlled by, or is under common control with, the Company. A corporation, partnership or limited liability company that attains the status of an Affiliate on a date after the adoption of the Plan shall be considered an Affiliate commencing as of such date.
     (b) “Agreement” means a written agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Equity Awards granted under this Plan.
     (c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
     (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (e) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a), or in the absence of such a committee, the Board of Directors.
     (f) “Company” shall mean Plumas Bancorp, a California corporation.
     (g) “Company Terminating Event” shall mean the occurrence of any of the following events:
     (i) the consummation of a plan of dissolution or liquidation of the Company;

     (ii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) in substantially the same relative proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation and the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least 50% of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation, or (B) the Company is reorganized, merged or consolidated with a corporation in which any shareholder owning at least 50% of the combined voting power of the outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation, owns at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation.
     (iii) the sale of all or substantially all of the assets of the Company to another Person; or
     (iv) the acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.
     (h) “Company Vesting Event” shall mean the approval by the shareholders of the Company of any matter, plan or transaction which would constitute a Company Terminating Event, or if any Company Terminating Event occurs without shareholder approval, the occurrence of such Company Terminating Event.
     (i) “Covered Employee” shall mean a Participant who, as of the date of exercise and/or vesting of an Equity Award, as applicable, is a “covered employee,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
     (j) “Equity Award” shall mean a grant under this Plan of nonstatutory options, incentive stock options and/or restricted stock.
     (k) “Effective Date” shall mean the earlier of the date of adoption of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan by the Board of Directors of the Company or the approval of the Plan by the shareholders of the Company in the manner required by applicable law or regulation.
     (l) “Eligible Person” shall mean any individual who is
     (i) a full- or part-time salaried or hourly employee (i.e., paid in accordance with normal payroll procedures) of the Company or of an Affiliate (an “Employee”);
     (ii) a member of the Board of Directors or a member of the Board of Directors of any Affiliate; and

     (iii) an independent contractor who performs services for the Company or an Affiliate and who is not a member of the Board of Directors.
     Service as an independent contractor or member of the Board of Directors shall be considered employment for all purposes of the Plan, except as provided in Section 3(a).
     (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (n) “Exercise Price” shall mean the amount for which one share of Company common stock may be purchased upon exercise of an option, as specified by the Board of Directors or Committee, as applicable in the applicable stock option agreement.
     (o) “Fair Market Value” shall mean the market price of Stock, determined by the Board of Directors or Committee, as applicable as follows:
     (i) If Stock was traded over-the-counter on the date in question but was not traded on the NASDAQ system or the NASDAQ National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;
     (ii) If Stock was traded over-the-counter on the date in question and was traded on the NASDAQ system or the NASDAQ National Market System, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the NASDAQ system or the NASDAQ National Market System;
     (iii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and
     (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board of Directors or Committee, as applicable in good faith on such basis as it deems appropriate. In all cases, the determination of Fair Market Value by the Board of Directors or Committee, as applicable shall be conclusive and binding on all persons.
     (q) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.
     (r) “nonstatutory option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
     (u) “Participant” shall mean an Eligible Person who has been selected to receive an Equity Award or who has outstanding an Equity Award granted under the Plan.
     (v) “Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     (w) “Period of Restriction” means the period during which the transfer of shares of restricted stock pursuant to a Restricted Stock Award is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board of Directors or Committee, as applicable, at its discretion), and the shares underlying the Restricted Stock Award are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Section 6 hereof.
     (x) “Plan” shall mean the Amended and Restated Plumas Bancorp 2001 Stock Option Plan, as it may be amended from time to time.
     (y) “Restricted Stock Award” shall mean an Equity Award of restricted shares of Stock granted to a Participant pursuant to Section 6 hereof.
     (z) “Service” shall mean service as an Eligible Person.
     (aa) “Stock” shall mean the Common Stock of the Company.
     (bb) “Substitute Option” shall mean an option described in Section 5(i).
     (cc) “Total and Permanent Disability” shall mean as defined in Section 22(e)(3) of the Code.
2. PLAN ADMINISTRATION.
(a) Board of Directors/Committee
     The Board of Directors shall have the authority to administer the Plan but may delegate its administrative powers under the Plan, in whole or in part, to one or more committees of the Board of Directors. With respect to the participation of Eligible Persons who are subject to Section 16 of the Exchange Act, the Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as “nonemployee directors” as defined in Securities and Exchange Commission Rule 16b-3 under the Exchange Act. With respect to the participation of Eligible Persons who are or may become Covered Employees, the Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as “outside directors” as such term is defined in Section 162(m) of the Code and the regulations thereunder. If the committee members meet both such qualifications, then one committee may administer the Plan both with respect to Eligible Persons who are subject to Section 16 of the Exchange Act or who are or may become considered to be Covered Employees. The Board of Directors may appoint a separate committee, consisting of one or more members of the Board of Directors who do not meet such qualifications. Such committee may administer the Plan with respect to Employees who are not officers of the Company or members of the Board of Directors, may grant options under the Plan to such Employees and may determine the timing, number of shares and other terms of such grants.
(b) Committee Procedures
     If the Plan is administered by a Committee, then the Board of Directors shall designate one of the members of any Committee appointed under paragraph (a) as chairman. Any such Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.
(c) Board of Directors/Committee Responsibilities
     Subject to the provisions of the Plan, the Board of Directors or any Committee, as applicable shall have full authority and discretion to take the following actions:
     (i) To interpret the Plan and to apply its provisions;
     (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;
     (iii) To authorize any executive officer of the Company to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
     (iv) To determine when Equity Awards are to be granted under the Plan;
     (v) To select the Participants;
     (vi) To determine the number of shares to be made subject to each Equity Award;
     (vii) To prescribe the terms and conditions of each Equity Award and to specify the provisions of the Agreement relating to such Equity Award;
     (viii) To amend any outstanding Agreement, subject to applicable legal restrictions and to the consent of the Participant who entered into such Agreement;
     (ix) To prescribe the consideration for the grant of each Equity Award under the Plan and to determine the sufficiency of such consideration (if any); and
     (x) To take any other administrative actions under the Plan that are deemed necessary or advisable.
     All decisions, interpretations and other actions of the Board of Directors or a Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Board of Directors or a Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Equity Award.
3. ELIGIBILITY FOR AN EQUITY AWARD.
(a) General Rules
     Only Eligible Persons shall be eligible for designation as Participants by the Board of Directors or Committee, as applicable. In addition, only Employees who are employed by the Company or by a subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company (including a subsidiary corporation that becomes such after the adoption of the Plan) shall be eligible to receive an ISO Equity Award.

(b) Ten-Percent Shareholders
     An Eligible Person who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its subsidiaries (as determined under the Code and regulations promulgated thereunder) shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.
4. STOCK SUBJECT TO PLAN.
(a) Basic Limitation
     Shares of Stock reserved for issuance pursuant to the exercise of Equity Awards granted under the Plan shall be authorized but unissued shares of Stock. Subject to adjustment as provided in Section 11 hereof, the aggregate number of shares of Stock which may be issued pursuant to the exercise of options granted under the Plan and pursuant to Restricted Stock Awards granted under the Plan shall be 615,281. In no event shall Equity Awards be granted for a number of shares of Stock which exceeds the number of shares reserved for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares of Stock to satisfy the requirements of the Plan.
(b) Additional Shares of Stock
     In the event that any outstanding Equity Award granted under this Plan, including Substitute Options, for any reason expires or is canceled, surrendered or otherwise terminated, the shares allocable to the unexercised portion of such Equity Award shall become available for the purposes of this Plan.
5. TERMS AND CONDITIONS OF OPTIONS
(a) Stock Option Agreement
     Each grant of an option under the Plan shall be evidenced by a stock option agreement executed by the optionee and the Company. Such option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors or Committee, as applicable deems appropriate for inclusion in such agreement. The provisions of the various stock option agreements entered into under the Plan need not be identical.
(b) Number of Shares of Stock
     Each stock option agreement shall specify the number of shares of Stock that are subject to the option and shall provide for any applicable adjustment as provided for in Section 11 herein. The stock option agreement shall also specify whether the option is an ISO or a nonstatutory option. For as long as the Code shall so provide, options granted to any Employee under the Plan (and any other incentive stock option plans of the Company or its Affiliates) which are intended to constitute ISO’s shall not constitute ISO’s to the extent that such options, in the aggregate, become exercisable for the first time in any one (1) calendar year for shares of

Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. Subject to adjustment as provided in Section 11 hereof, the maximum aggregate number of shares of Stock that may be granted in the form of stock options pursuant to Equity Awards granted in any one fiscal year to any one Participant shall be 25,000.
(c) Exercise Price
     Each stock option agreement shall specify the Exercise Price. The Exercise Price of an option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 3(b) with respect to ISO’s and Section 5(i) with respect to Substitute Options. The Exercise Price shall be payable upon exercise of the option as described in Section 9.
(d) Exercisability
     Each stock option agreement shall specify the date when all or any installment of the option is to become exercisable. The vesting of any option shall be determined by the Board of Directors or Committee, as applicable in its sole discretion; provided, however, that:
     (i) Upon the occurrence of a Company Vesting Event, the option shall become immediately exercisable as to all shares of Stock covered by such option, whether or not previously vested; and
     (ii) In the event that an optionee’s Service terminates, the option shall be exercisable only to the extent the option was vested as of the date of such termination, unless otherwise specified in the optionee’s stock option agreement.
(e) Option Term
     The Board or Directors or Committee, as applicable in its sole discretion shall determine when the expiration date of an option, provided that no option shall have a term exceeding 10 years from the date of grant. Each stock option agreement shall specify the term of the option.
(f) Transferability
     During an optionee’s lifetime, such optionee’s options shall be exercisable only by him or her. An option shall not be transferable, other than by will or by the laws of descent and distribution.
(g) No Rights as a Shareholder
     An optionee, or a transferee of an optionee, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her option until the date of the issuance of a stock certificate for such shares of Stock.

(h) Amendment, Modification, and Termination of Options
     Within the limitations of the Plan and subject to the terms of the applicable stock option agreement, the Board of Directors or Committee, as applicable may amend, modify, or terminate outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised) in return for the grant of new options at the same or a different price. However, no amendment, modification or termination of an option shall, without the consent of the optionee, impair such optionee’s rights or increase his or her obligations under such option, determined as if the Equity Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment, modification or termination.
(i) Substitute Options
     If the Company at any time should succeed to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, options may be granted under the Plan in substitution of options previously granted by such corporation to purchase shares of its stock which options are outstanding at the date of the succession (“Surrendered Options”). The Board of Directors or Committee, as applicable shall have discretion to determine the extent to which such Substitute Options shall be granted, the persons to receive such Substitute Options, the number of shares of Stock to be subject to such Substitute Options, and the terms and conditions of such Substitute Options which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms and conditions of the Surrendered Options. The Exercise Price may be determined without regard to Section 5(c); provided however, that the Exercise Price of each Substitute Option shall be an amount such that, in the sole and absolute judgment of the Board of Directors or Committee, as applicable (and if the Substitute Options are to be ISO’s, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Option is not greater than the economic benefit represented by the Surrendered Option as of the date of the succession.
6. RESTRICTED STOCK AWARDS
(a) Grant of Restricted Stock Awards
     Subject to the terms and provisions of the Plan, the Board of Directors or Committee, as applicable at any time and from time to time, may grant a Restricted Stock Award to Employees in such amounts as the Board of Directors or Committee, as applicable shall determine.
(b) Restricted Stock Award Agreement
     Each Restricted Stock Award grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of shares of restricted Stock granted, and such other provisions as the Board of Directors or Committee, as applicable shall determine.
(c) Transferability
     Except as provided in this Section 6, the shares of restricted Stock granted pursuant to a Restricted Stock Award herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board of Directors or Committee, as applicable in its sole discretion and set forth in the Restricted Stock Award Agreement. Unless otherwise specified in the Restricted Stock Award Agreement, until the end of the applicable Period of Restriction all rights with respect to the restricted Stock granted pursuant to a Restricted Stock Award to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.
(d) Other Restrictions
     The Board of Directors or Committee, as applicable shall impose such other conditions and/or restrictions on any shares of restricted Stock granted pursuant to a Restricted Stock Award under the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, restrictions under applicable federal or state securities laws, and/or restrictions to ensure the Equity Award complies with the Performance-Based Exception.
     Unless the Committee shall determine otherwise, the requisite Committee shall grant and administer all Restricted Stock Awards with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee’s meetings. The maximum aggregate number of shares of Restricted Stock Awards that may be granted to any Participant in a calendar year shall not exceed 12,500. The performance goals that the Committee shall use for purposes of complying with Code Section 162(m) are set forth in Section 8.
     To the extent deemed appropriate by the Board of Directors or Committee, as applicable, the Company may retain the certificates representing shares of restricted Stock granted in the Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares of Stock have been satisfied.
     Subject to restrictions on transfer imposed under applicable securities laws and except as otherwise provided in the Restricted Stock Award Agreement, shares of restricted Stock covered by each Restricted Stock Award grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
(e) Voting Rights
     If the Board of Directors or Committee, as applicable so determines, Participants holding shares of restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares of restricted Stock during the Period of Restriction.

(f) Dividends and Other Distributions
     During the Period of Restriction, Participants holding shares of restricted Stock granted hereunder may, if the Board of Directors or Committee, as applicable so determines, be credited with dividends paid with respect to the underlying shares while they are so held. The Board of Directors or Committee, as applicable may apply any restrictions to the dividends that the Board of Directors or Committee, as applicable deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of shares of restricted Stock granted pursuant to a Restricted Stock Award to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the requisite Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such shares of restricted Stock, such that the dividends and/or the shares of restricted Stock maintain eligibility for the Performance-Based Exception.
(g) Vesting Event
     Upon the occurrence of a Company Vesting Event, the Restricted Stock Award shall become immediately vested, whether or not previously vested.
(h) Payment of Taxes
     Upon issuance of the shares of restricted Stock pursuant to a Restricted Stock Award, Participant may make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, Participant may file an appropriate election with Internal Revenue Service within thirty (30) days after award of the shares of restricted Stock and otherwise in accordance with applicable Treasury Regulations. Participant will, no later than the date as of which any amount related to the shares of restricted Stock first becomes includable in Participant’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Board or Committee, as applicable regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Restricted Stock Award agreement will be conditional on such payment or arrangements, and the Company or its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from the Restricted Stock Award or any payment of any kind otherwise due to Participant.
     The Board or Committee, as applicable may in its discretion and as memorialized in the resolution providing the grant of the Restricted Stock Award to Participant and in Participant’s Restricted Stock Award agreement approve of and authorize the Participant’s surrender to the Company of a number of shares of restricted Stock from Participant’s Restricted Stock Award as necessary to pay the minimum applicable withholding tax obligation in lieu of requiring Participant pay the Company such taxes.

7. TERMINATION OF EMPLOYMENT/DIRECTORSHIP
     The following rules shall apply in the event that the Participant’s Service terminates:
     (i) In the event that the Participant’s Service terminates as a result of such Participant’s death or Total and Permanent Disability, the term of the option expire twelve months (or such other earlier period specified in the Participant’s Agreement) after such death or Total and Permanent Disability but not later than the original expiration date specified in the Agreement.
     (ii) If an Employee’s employment with the Company terminates (by resignation or otherwise) for cause, all unexercised options or unvested Restricted Stock Awards shall expire immediately upon such termination (notice or advice of which shall subsequently be given by the Company), and thereafter neither the Employee nor the Employee’s estate shall have any rights under the Equity Award whatsoever. For purposes of this Section 7, “cause” shall mean an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company or its shareholders, disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of the Employee from office by any court or bank regulatory agency, or such other similar acts which the Board of Directors or Committee, as applicable in its discretion reasonably determines to constitute good cause for termination of Employee’s Service. As used in this Section 7, Company includes Affiliates of the Company.
     (iii) In the event that the Participant’s Service terminates as a result of termination for any reason other than Total and Permanent Disability, death or cause, the term of the option shall expire three months (or such other period specified in the Agreement) after such termination, but not later than the original expiration date specified in the Agreement.
     (iv) In the event that a Participant’s Service terminates for any reason, an option shall be exercisable only to the extent the option was vested as of the date of such termination, unless otherwise specified in the Participant’s Agreement. Unless otherwise specified in the Participant’s Agreement or as provided below, the Participant’s rights under any unvested option shall expire immediately as of the date of termination and the Participant shall no longer have any further rights under such Equity Awards whatsoever.
     (v) Unless otherwise specified in the Participant’s Agreement or as provided below, in the event that a Participant’s Service terminates for any reason, the Participant’s rights under the unvested portion of any Restricted Stock Award shall terminate immediately and the Participant shall no longer have any further rights under such Equity Award whatsoever.
     (vi) Notwithstanding anything to the contrary, if an optionee-Participant is both a director and an employee, then unless otherwise provided for in the such Participant’s Agreement, (i) any option of such optionee-Participant granted after the date of Board approval of the Amended and Restated 2001 Plumas Bancorp Stock Option Plan shall expire three months after the later of the date of termination of the optionee’s directorship or employment but not later than the expiration date of such option and (ii) any ISO granted after the date of Board approval of the Amended and Restated 2001 Plumas Bancorp Stock Option Plan to such Participant shall be automatically converted to a nonqualified stock option with the same expiration date as the ISO at the end of the 90th day after termination of employment if such Participant’s employment ends prior to his or her directorship.
     (vii) Notwithstanding anything to the contrary, if a Participant of a Restricted Stock Award is both a director and an employee and the vesting condition in the Restricted Stock Award is satisfied by only the lapse of time, then unless otherwise provided for in the such Participant’s Agreement such Restricted Stock Award shall expire three months after the later of the date of termination of the Participant’s directorship or employment but not later than the expiration date of such Restricted Stock Award.
8. PERFORMANCE MEASURES
     Unless and until the requisite Committee proposes to the Board of Directors for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 8, the attainment of which may determine the degree of payout and/or vesting with respect to Equity Awards to current or future Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:
(a)	Net income (before or after taxes);

(b)	Earnings per share;

(c)	Cash Flow;

(d)	Share price (including, but not limited to, growth measures and total shareholder return);

(e)	Net interest income;

(f)	Net interest margin;

(g)	Non-interest income;

(h)	Efficiency ratio; and

(i)	Any of the above measures compared to peer or other companies.
     Performance measures may be set either at the Company level, subsidiary level, or branch level.
Equity Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward to benefit the Participant. However, the Committee shall retain the discretion to adjust such Equity Awards downward. The Committee, in its sole discretion, may make adjustments in the terms and conditions of, and the criteria included in, Equity Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 11 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Equity Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

9. PAYMENT FOR SHARES OF STOCK.
(a) General Rule
     The entire Exercise Price of options issued under the Plan shall be payable at the time when such shares are purchased (i) with lawful money by certified check, official bank or (ii) with shares of Stock which have already been owned by the Participant or his or her representative for more than 6 months and which are surrendered to the Company in good form for transfer with such shares of Stock being valued at their Fair Market Value on the date of exercise, except as follows:
     The entire purchase price, if any of shares of restricted Stock subject to a Restricted Stock Award shall be payable at the time when such shares are purchased with lawful money by certified check, official bank.
10. TAX WITHHOLDING.
     Except as otherwise provided in Section 6(h), prior to the exercise of any option or vesting of any Restricted Stock Award or other event with respect to an Equity Award that the Company believes triggers a withholding obligation, the Participant must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Equity Award payment and withhold, at the time of delivery or vesting of shares of Stock under the Plan, an appropriate number of shares of Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.
     The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising from the grant of an Equity Award under the Plan. If shares of Stock are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such shares of Stock must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of shares of Stock for taxes if the surrender of shares of Stock for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event arising from the grant of a Restricted Stock Award under the Plan, the Board or committee, as applicable may, at the time the Restricted Stock Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the shares of restricted Stock of such Restricted Stock Award having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Board or Committee, as applicable establishes.

11. ADJUSTMENTS TO EQUITY AWARDS.
(a) Adjustments Upon Changes in Capitalization
     If the outstanding shares of Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation, partial or complete liquidation or otherwise, without consideration to the Company, an adjustment shall be made in the number and class of shares of Stock that may be delivered under Section 4, in the number and class of and/or price of shares of Stock subject to outstanding Equity Awards granted under the Plan, and in the Equity Award limits set forth in Section 5(b), as may be determined to be appropriate and equitable by the Board of Directors or Committee, as applicable in its sole discretion, to prevent dilution or enlargement of rights. Any adjustment under this Section shall be made by the Board of Directors or Committee, as applicable, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share interests shall be disregarded and the fractional share interest shall be rounded down to the nearest whole number.
(b) Reservation of Rights
     Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, an Equity Award. The grant of an Equity Award pursuant to the Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
12. TERMINATING EVENTS.
     Not less than thirty (30) days prior to the occurrence of a Company Terminating Event, the Board, as applicable shall notify each Participant of the pendency of the Company Terminating Event. Upon the effective date of the Company Terminating Event, the Plan shall automatically terminate and all unexercised options theretofore granted shall terminate, unless provision is made in connection with such transaction for the continuance of the Plan and/or assumption of options theretofore granted, or substitution for such options with new stock options covering stock of a successor corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the preceding sentence, all persons shall have the right to exercise the options then outstanding and not exercised at such time prior to the consummation of the transaction causing such termination as the Company shall designate, unless the Board of Directors shall have provided for the cancellation of such options in exchange for a cash payment equal to the excess of the Fair Market Value of the Stock as of the date of the Company Terminating Event over the exercise price of such options.

13. SECURITIES LAWS.
     Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or NASDAQ on which the Company’s securities may then be listed or quoted.
     Upon the grant of an Equity Award under this Plan, or upon the exercise of any option granted under this Plan or vesting of any Restricted Stock Award, the Company may require a Participant to sign an agreement to the effect that such Equity Award and related Stock will be acquired by the Participant for his or her own account for investment and not with a view to, or for sale in connection with, any distribution of the Equity Award or Stock. The certificates representing the shares of Stock purchased under any Equity Award granted under this Plan may contain such legends as counsel for the Company shall deem necessary to comply with any applicable securities law, rule, or regulation.
     All Equity Awards granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee, as applicable shall determine in its discretion that the listing or qualification of the shares of Stock subject thereto on any securities exchange, NASDAQ or under any applicable law, or the consent or approval of any governmental regulatory body, or if, in the opinion of counsel to the Company, compliance with any state or federal securities laws is necessary or desirable as a condition of or in connection with the issuance of shares of Stock under the Equity Award, the Participant’s right to exercise any and all options or receive any shares of Stock in connection with the vesting of any Restricted Stock Award shall be suspended unless such listing, qualification, consent, approval, or compliance shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee, as applicable.
14. NO RIGHT TO CONTINUED EMPLOYMENT OR DIRECTORSHIP.
     Neither the Plan nor any Equity Award shall be deemed to give any individual the right to remain an employee or consultant of the Company or an Affiliate. The Company and its Affiliates reserve the right to terminate the Service of any employee or consultant at any time, with or without cause, subject to applicable laws and a written employment agreement, if applicable.
15. DURATION AND AMENDMENTS.
(a) Term of the Plan
     The Plan, as set forth herein, shall become effective as of the Effective Date. The Plan, if not extended, shall terminate automatically on March 20, 2011. It may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan
     The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws or regulations.
(c) Effect of Amendment or Termination
     No shares of Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any share of Stock previously issued or any Equity Award previously granted under the Plan.
16. GOVERNING LAW; INTEGRATION
     This Plan and the rights and obligations of the Company and the participants in this Plan shall be governed and construed according to the domestic substantive laws of the State of California without giving effect to choice or conflict of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction. This Plan and the Agreements entered into from time to time pursuant to the Plan constitute the sole understanding of the Company and the participants with respect to the subject matter of the Plan and the Agreements.
17. APPLICATION OF CODE SECTION 409A
     It is the intention of the Company that the Equity Awards either be exempt from, or otherwise comply with, Section 409A of the Code and related regulations. This Plan and each Agreement shall at all times be administered consistent with the requirements of Section 409A and related regulations. Similarly, the provisions of the Plan and each Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and related regulations.
     If any part of an Equity Award is subject to Section 409A of the Code, and the Company or Participant reasonably believes, at any time, that such Equity Award does not comply with Section 409A, then such party will promptly advise the other party and each of the parties will negotiate reasonably and in good faith to amend the terms of the Equity Award to comply with Section 409A and related regulations (with the most limited possible economic effect on the Company and the Participant).
Date of Board approval of the Amended and Restated 2001 Plumas Bancorp Stock Option Plan: February 23, 2006
Date of Shareholder approval of the Amended and Restated 2001 Plumas Bancorp Stock Option Plan: May 17, 2006